Exhibit 3(b)

AMENDED AND RESTATED

BY-LAWS

OF

LANDAUER, INC.

ARTICLE I STOCKHOLDERS

Section 1.1. ANNUAL MEETINGS.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time and place as the Board of Directors may designate.  Notwithstanding the foregoing, the Board of Directors may determine that the annual meeting of stockholders shall not be held at any place, but may instead be held by means of remote communication.

Section 1.2. SPECIAL MEETINGS.  Special meetings of stockholders for any purpose or purposes may be held at any date, time and place within or without the State of Delaware upon the call of the Chairman of the Board, if any, or the President or by resolution of a majority of the directors then in office.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the corporation’s notice of meeting.  Notwithstanding the foregoing, the Board of Directors may determine that a special meeting of stockholders shall not be held at any place, but may instead be held by means of remote communication.

Section 1.3. NOTICE OF MEETINGS.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meetings, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Section 1.4. STOCKHOLDER NOMINATIONS OF DIRECTORS.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting).  Nominations of persons for election as directors may be made by or at the direction of the Board of Directors, or by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this SECTION 1.4.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Chairman of the Board, if any, the President, any Vice President, the Secretary or the Treasurer.  In the case of an annual meeting, to be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 90, and not more than 120, calendar days before the first anniversary of the preceding year’s annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than 30 days before, or more than 70 days after such anniversary date, notice by the stockholder must be so received not earlier than 120 calendar days before such annual meeting and not later than the later of 90 calendar days  before such annual meeting or 10 calendar days following the day on which public announcement of the date of such meeting is first made by the corporation.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, to be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not earlier than 120 calendar days before such special meeting and not later than 90 calendar days before such special meeting or, if the first public announcement of the date of such special meeting is less than 100 calendar days prior to the date of such special meeting, 10 calendar days following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock of the corporation held of record and beneficially by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the corporation, (v) the name in which all such shares of stock are registered on the stock transfer books of the corporation, (vi) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the nomination specified in such notice, (vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination, and (viii) all other information relating to the proposed nomination which may be required to be disclosed under applicable law.  No person shall be eligible for election as a director at any annual or special meeting of stockholders unless nominated in accordance with the procedures set forth herein.  In addition, a stockholder seeking to submit such nomination at the meeting shall promptly provide any other information reasonably requested by the corporation.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 1.5.  ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT ANNUAL MEETINGS.  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be brought properly before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, if any, or the President or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder.  In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Chairman of the Board, if any, the President, any Vice President, the Secretary or the Treasurer.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 90, and not more than 120, calendar days before the first anniversary of the preceding year’s annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than 30 days before, or more than 70 days after such anniversary date, notice by the stockholder must be so received not earlier than 120 calendar days before such annual meeting and not later than the later of 90 calendar days before such annual meeting or 10 calendar days following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (x) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any on whose behalf the proposal is made, (y) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock of the corporation held of record and beneficially by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the corporation, (v) the name in which all such shares of stock are registered on the stock transfer books of the corporation, (vi) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal, and (viii) all other information relating to the proposed business which may be required to be disclosed under applicable law.  In addition, a stockholder seeking to submit such business at the meeting shall promptly provide any other information reasonably requested by the corporation.  The foregoing notice requirements of this SECTION 1.5 shall be deemed satisfied by a stockholder (with respect to business other than a nomination) if the stockholder has notified the corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in the proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

Notwithstanding anything in these by-laws to the contrary, no business shall be conduced at the annual meeting except in accordance with the procedures set forth in this SECTION 1.5, PROVIDED, HOWEVER, that nothing in this SECTION 1.5 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this SECTION 1.5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 1.6. ADJOURNMENT.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.7. QUORUM.  At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these by-laws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.  In the absence of a quorum, the holders of a majority of the shares present in person or by proxy may adjourn the meeting from time to time in the manner provided in SECTION 1.6 of these by-laws until a quorum shall attend.  Shares of its own stock belonging to this corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by this corporation, shall neither be entitled to vote nor be counted for quorum purposes; PROVIDED, HOWEVER, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.  If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

Section 1.8. ORGANIZATION.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as Secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.9. VOTING; PROXIES.  Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.  Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine.  If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (a) the corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the corporation.  Except for the election of directors which is addressed in SECTION 2.1 of these by-laws, all elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these by-laws, be decided by the vote of the holders of the majority of the shares of stock entitled to vote thereon present in person or by proxy at the meeting and entitled to vote with respect to the election or question, provided that (except as otherwise required by law of by the Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.

Section 1.10. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such action.  If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11. LIST OF STOCKHOLDERS ENTITLED TO VOTE.  The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

ARTICLE II BOARD OF DIRECTORS
Section 2.1. NUMBER; TERMS; QUALIFICATIONS; ELECTION; RESIGNATION; REMOVAL.
a.	Number; Term. The number and terms of directors shall be governed by the Certificate of Incorporation.
b.	Qualifications. Directors need not be stockholders.
c.

Election of Directors.  Nominations of candidates for election as directors at any stockholder meeting at which directors will be elected may be made (i) by the Board of Directors or (ii) by any stockholder entitled to vote at such meeting who has complied with SECTION 1.4 of these by-laws.

d.

Majority Voting.  Except as provided in paragraph (e) below, to be elected a director at any stockholder meeting, a nominee must receive the affirmative vote of a majority of the votes cast with respect to that director’s election at a meeting at which a quorum is present.  For purposes of this SECTION 2.1, a majority of votes cast means that the number of votes “for” a nominee must exceed 50% of the votes cast with respect to the election of that nominee (with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” any director’s election).

e.

Contested Elections.  The nominees for director who receive a plurality of the votes cast in a Contested Election at a meeting at which a quorum is present will be elected.  An election of directors will be considered a “Contested Election” if (i) the corporation receives proper notice, not withdrawn, under SECTION 1.4 of these by-laws that a stockholder (the “Nominating Stockholder”) intends to make a nomination at such meeting, (ii) the number of nominated individuals including the Nominating Stockholder’s nominees would exceed the number of directors to be elected and (iii) the notice has not been withdrawn by the 10th day before the date that the corporation begins mailing its notice of such meeting to stockholders.

f.

Resignations.  Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.  A resignation is effective when the resignation is delivered unless the resignation specified a later effective date or an effective date determined upon the happening of an event or events.

g.

Removal.  Prior to and until the time at which the Board of Directors ceases to be classified pursuant to Article Sixth of the Certificate of Incorporation, holders of a majority of the shares then entitled to vote at an election of directors may remove directors only for cause. From and after the time at which the Board of Directors ceases to be classified pursuant to Article Sixth of the Certificate of Incorporation, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 2.2. REGULAR MEETINGS.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.3. SPECIAL MEETINGS.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, the President or by any two members of the Board of Directors.  Reasonable notice thereof shall be given by the person and persons calling the meeting, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least two days in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) of the General Corporation Law of the State of Delaware (“DGCL”) (effective when directed to the director), and on five days’ notice by mail (effective when deposit of such notice in the mail).

Section 2.4. TELEPHONIC MEETINGS PERMITTED.  Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.5. QUORUM; VOTE REQUIRED FOR ACTION.  At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than two directors nor less than one-third of the total number of directors) shall constitute a quorum, and except that a lesser number of directors consisting of a majority of the directors then in office who are not officers (but not less than two directors nor less than one-third of the total number of directors) may constitute a quorum for the purpose of acting on any matter relating to the compensation (including fringe benefits) of any officer of the corporation.  A number of directors which is less than a quorum may adjourn any meeting from time to time.  The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except where a larger vote is required by law, by the Certificate of Incorporation, or by these by-laws.

Section 2.6. ORGANIZATION.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.7. ACTION BY WRITTEN CONSENT OF DIRECTORS.  Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, or electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.8. PRESIDING DIRECTOR.  If the Chief Executive Officer simultaneously serves as Chairman of the Board, the Board of Directors may elect a Presiding Director from its other directors.  The Presiding Director shall have such authority and powers as the Board of Directors may from time to time prescribe.

ARTICLE III COMMITTEES

Section 3.1. COMMITTEES.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix any of the preferences or rights of the shares), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending these by-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 3.2.  COMMITTEE RULES.  Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeat rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these by-laws.

ARTICLE IV OFFICERS

Section 4.1. EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES.  The Board of Directors shall choose a President, a Treasurer and a Secretary, and it may, if it so determines, choose a Chairman of the

Board (in which event it shall designate the President or the Chairman as Chief Executive Officer) from among its members.  The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers.  Each such officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.  Any officer may resign at any time upon written notice to the corporation.  The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation.  Any number of offices may be held by the same person.  Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2. POWERS AND DUTIES OF EXECUTIVE OFFICERS.  The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.  The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V STOCK

Section 5.1. CERTIFICATES.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder of stock in the corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2. UNCERTIFICATED SHARES.  The Board of Directors may authorize, by resolution, the issuance of some or all of the shares of any or all classes or series of its stock without certificates.  The authorization will not affect shares already represented by certificates until the certificates are surrendered to the corporation.

Section 5.3. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES.  The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI INDEMNIFICATION

Section 6.1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.  Subject to SECTION 6.3, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 6.2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.  Subject to SECTION 6.3, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3. AUTHORIZATION OF INDEMNIFICATION.  Any indemnification under this ARTICLE VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in SECTION 6.1 or SECTION 6.2 of this ARTICLE VI, as the case may be.  Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) by a committee of the Board of Directors designated by majority vote of the Board of Directors, even though less than a quorum, or (c) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders.  To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 6.4. GOOD FAITH DEFINED.  For purposes of any determination under SECTION 6.3, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his of her conduct was unlawful, if his or her action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him or her by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise.  The term “another enterprise” as used in this SECTION 6.4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director or officer.  The provisions of this SECTION 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in SECTION 6.1 or SECTION 6.2, as the case may be.

Section 6.5. INDEMNIFICATION BY A COURT.  Notwithstanding any contrary determination in the specific case under SECTION 6.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under SECTION 6.1 and SECTION 6.2.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in SECTION 6.1 or SECTION 6.2, as the case may be.  Notice of any application for indemnification pursuant to this SECTION 6.5 shall be given to the corporation promptly upon the filing of such application.

Section 6.6. EXPENSES PAYABLE IN ADVANCE.  Expenses (including attorneys’ fees) incurred by an officer or director in defending or investigating any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this ARTICLE VI.

Section 6.7. NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION.  The indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in SECTION 6.1 and SECTION 6.2 shall be made to the fullest extent permitted by law.  The provisions of this ARTICLE VI shall not be deemed to preclude the indemnification of any person who is not specified in SECTION 6.1 or SECTION 6.2 of this ARTICLE VI but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.  The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.8. INSURANCE.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this ARTICLE VI.

Section 6.9. MEANING OF “CORPORATION” FOR PURPOSES OF ARTICLE VI.  For purposes of this ARTICLE VI, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same portion under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII MISCELLANEOUS
Section 7.1. FISCAL YEAR. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the corporation shall end September 30.

Section 7.2. SEAL.  The corporate seal, if any, shall be in such form as the Board of Directors shall approve.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.3. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 7.4. AMENDMENT OF BY-LAWS.  The Board of Directors shall have the right to adopt, amend or repeal by-laws of the corporation, but the stockholders entitled to vote may adopt additional by‑laws and may amend or repeal any by-law whether adopted by them or otherwise.

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